UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2007

, INC.
(Exact name of registrant as specified in charter)
Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
211 Commerce Street, Suite 300, Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 744-3700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 4, 2007, the Company notified the NASDAQ Listing Qualifications Department (the “NASDAQ”) (i) that because of the payment of $966 to a firm in which a member of its Audit Committee was a partner, the Company did not comply with NASDAQ Marketplace Rule 4350(d)(2)(A)(ii), (ii) that the director had resigned from the Audit Committee, and (iii) that the Company was currently in compliance with the Rule. On January 5, 2007, the Company was notified by NASDAQ that it was previously not in compliance, but that the Company was now in compliance with Rule 4350(d)(2)(A) and the matter is now closed. In accordance with Rule 4803(a), the Company issued a press release regarding these matters. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated January 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.
By:	/s/ Harold R. Carpenter
Harold R. Carpenter
Executive Vice President and
Chief Financial Officer

Date: January 5, 2007